PURCHASE AND SALE AGREEMENT


   This Purchase and Sale Agreement is made and entered into on this the 8th day of July, 1999, between Humphrey Oil Interests, L. P., a Texas limited partnership, ("Seller"), and Gladstone Resources, Inc., a Washington corporation ("Buyer"). The purpose of this Agreement is to set out the terms and condition by which Gladstone Resources, Inc. ("Gladstone") will acquire Fifty Percent (50%) of those certain properties known as the Right Hand Creek Field located in Allen and Beauregard Parishes, Louisiana, (the "Properties") such properties being further described on Exhibit "A."


     1. SALE AND PURCHASE OF THE PROPERTIES. Subject to the terms and conditions herein set forth, Seller agrees to sell, assign, convey and deliver to Buyer and Buyer agrees to purchase and acquire from Seller at the Closing (as hereinafter defined), but effective as of May 1, 1999, (the
"Effective Date"), Fifty Percent (50%) of Seller's right, title and interest, that Seller acquired from EXCO
Resources, Inc. under Purchase and Sale Agreement dated May
24, 1999.


     2. EXCO AGREEMENT. The acquisition of the Properties are subject in full to that certain Purchase and Sale Agreement dated the 24th day of May, 1999, by and between EXCO Resources, Inc., as Seller, and Humphrey Oil Interests, L.P., as buyer (the "EXCO Agreement") which is attached hereto as Exhibit "B" and made a part hereof.


     3. PURCHASE PRICE. The purchase price for the Properties shall be $349,125.00 (the "Purchase Price"), or
50% of the price tendered by Seller to EXCO, with post-closing adjustments.


     4.   REPRESENTATIONS OF SELLER.  Seller  represents to
Buyer that:

     4.1  ORGANIZATION.    Humphrey Oil Interests, L. P. is
a Texas limited partnership, validly existing and in good standing under the laws of the State of Texas and is qualified to do business in the States of Texas and Louisiana.

     4.2 AUTHORITY. Subject to applicable preferential purchase rights and restrictions of assignment as may be contained in any Joint Operating Agreement or other agreement affecting the properties, and to rights to consent by, required notices to, and filing with or action by other governmental entities, Seller has full power and authority and has taken all requisite actions, corporate or otherwise, to authorize it to carry on its business as presently conducted, to enter into this Agreement, and to perform its obligations under this Agreement.

     4.3 ENFORCEABILITY. This Agreement has been duly executed and delivered on behalf of Seller and constitutes the legal, valid and binding obligation of Seller enforceable in accordance with its terms. At the Closing, all documents required hereunder to be executed and delivered by Seller shall be duly authorized, executed and delivered and shall constitute legal, valid and binding obligations of Seller enforceable in accordance with their respective terms.

     4.4  ENCUMBRANCES.   The Properties are currently
subject to a bank lien in favor of Compass Bank. Seller hereby agrees to use its best efforts to cause Compass Bank to release said security interest in and to the Properties or to transfer same to become security affixed to a loan or debt agreement in the name of Buyer. Seller has secured partial financing for the Buyer with Compass Bank under the terms and conditions as outlined on the Preliminary Term Sheet dated June 28, 1999 attached hereto as Exhibit "C".
It is solely the responsibility of Buyer to fulfill the Bank's borrower requirements in order to obtain the funding of this loan and consummate the purchase. To the best of Seller's knowledge, no other claim, demand, filing, cause of action, administrative proceeding, lawsuit or other litigation is pending or threatened that could now or hereafter materially affect the ownership, operation or value of any of the Properties.

     4.5 ASSIGNMENT WITH SPECIAL WARRANTY. Assignment of said Properties will cover 50% of the original interest acquired by Seller from EXCO, and will be made without warranty, express or implied, except as by, through, and under Seller.


     5.   REPRESENTATIONS OF BUYER.  Buyer represents to
Seller that:

     5.1 ORGANIZATION. Buyer is a Washington corporation, validly existing and in good standing under the laws of the State of Washington and is qualified to do business in the States of Texas and Louisiana.

     5.2 AUTHORITY AND CONFLICTS. Buyer has full power and authority to carry on its business as presently conducted, to enter into this Agreement, to purchase the Properties on the terms described in this Agreement and to perform its other obligations under this Agreement.

     5.3 AUTHORIZATION. The execution and delivery of this Agreement have been and the performance of this Agreement and the transactions contemplated hereby shall be at the time required to be performed hereunder, duly and validly authorized by all requisite corporation action on the part of Buyer.

     5.4 ENFORCEABILITY. This Agreement has been duly executed and delivered on behalf of Buyer, and constitutes a legal, valid and binding obligation of Buyer enforceable in accordance with its terms. At the Closing all documents required hereunder to be executed and delivered by Buyer shall be duly authorized, executed and delivered and shall constitute legal, valid and binding obligations of Buyer enforceable in accordance with their respective terms.

     6. EXPENSES, FEES AND TAXES. Each of the parties hereto shall pay its own fees and expenses incident to the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby. Buyer shall be responsible for the cost of all fees for the recording of transfer documents and any and all transfer fees, as well as the costs of providing Seller with a copy of all recorded documents. All other costs shall be borne by the party incurring such costs. If a determination is ever made that a sales tax or other tax arising from the sale of the Properties applies, Buyer shall be liable for such tax as well as any applicable conveyance, transfer and recording fees, and real estate transfer stamps or taxes imposed on any transfer of property pursuant to this Agreement. Buyer shall indemnify and hold Seller harmless with respect to the payment of any of such taxes, including any interest or penalties assessed thereon.


     7.   CLOSING.  Closing shall occur on or before July
15, 1999, unless otherwise extending in writing by both parties hereto.

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     8.   POST CLOSING OBLIGATIONS:

          a) Seller will pay to Buyer the sum of $15,000 in cash within five (5) business days of closing and funding of the proposed purchase to reimburse it for any allocable expenses, administrative time and any and all compensation due regarding this proposed purchase or any other matter to date, except as provided herein.

          b) The Parties hereto agree to share the 3rd party costs of Haas Engineering for evaluation of the Right Hand Creek Prospect for the initial HOI, L.P./EXCO purchase on a 50/50 basis.

          c) Further, the Buyer has agreed to pay the Haas Engineering costs of the Fair Market Value ("FMV") evaluation of the HOI, L.P. property set which was being evaluated as a potential purchase. Negotiations on this potential purchase have been terminated with no further obligations or agreements existing between the parties regarding same.

          d) It is anticipated that at the time of closing no financial transactions will have occurred on the property between HOI, L.P. and the Operator, EXCO, regarding JIBs or revenue distributions. The Parties hereto agree to reimburse each other for any post closing accounting adjustments regarding same within 30 days of closing.


     9.   EXHIBITS.  The following Exhibits are incorporated herein.

          Exhibit A -  Schedule of Interests Acquired by
                  Humphrey Oil Interests, L. P. from EXCO
                  Resources, Inc.

          Exhibit B - Purchase and Sale Agreement by and between EXCO Resources, Inc. and Humphrey
                  Oil Interests, L. P.

          Exhibit C - Preliminary Bank Loan Term Sheet dated June 28, 1999.


     10. ENTIRE AGREEMENT; AMENDMENTS; WAIVERS. Should the Seller and Buyer fail to close this transaction, this Agreement shall become null and void. However, should the Seller and Buyer consummate this transaction, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, superseding all prior negotiations, discussions, agreements and understandings, whether oral or written, relating to such subject matter.

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

     Executed as of the date set forth above.


                    SELLER:

                    HUMPHREY OIL INTERESTS, L. P.


                    By::   /s/ CHARLES B. HUMPHREY
                         -----------------------------------------
                         Humphrey Oil Corporation, General Partner
                         Charles B. Humphrey, President


                    BUYER:

                    GLADSTONE RESOURCES, INC,

                    By:   /s/ JOHNATHAN M. HILL
                         ------------------------------------------
                         Johnathan M. Hill, President





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